Exhibit 99.3

CORPORATE GOVERNANCE AND

NOMINATING COMMITTEE CHARTER

(Amended and Restated Effective June 10, 2020)

I. PURPOSE

The primary purposes of the Corporate Governance and Nominating Committee (“Committee”) of PetMed Express, Inc. (“Company”) are to: (1) identify, screen and review individuals qualified to serve as directors of the Company and recommend to the Board of Directors of the Company (“Board”) the slate of director nominees for election to the Board and candidates to fill vacancies on the Board occurring between annual shareholder meetings; (2) oversee the Company's policies and procedures for the receipt of shareholder communications and suggestions regarding Board composition, recommendations of candidates for nomination by the Board or other proposals; (3) recommend to the Board, director nominees for each Board committee; (4) develop, recommend to the Board, and oversee the implementation of the Company’s corporate governance principles and Code of Business Conduct and Ethics, and otherwise take a leadership role in shaping the corporate governance of the Company; (5) lead the Board in its annual review of the performance of the Board and its committees; and (6) oversee and periodically review the Company’s environmental, social and governance (“ESG”) programs, and advise and assist the Board on ESG matters.

II. ORGANIZATION

The Committee shall be comprised of three or more directors as determined by the Board. Each member of the Committee shall meet the independence requirements of The NASDAQ Stock Market (“NASDAQ”), the Company's corporate governance principles, and any other rules and regulations promulgated by the Securities and Exchange Commission (the "SEC”).

The members of the Committee shall be appointed and removed by the Board. A member shall serve until either: (i) his or her successor is appointed; (ii) until his or her resignation from the Committee; (iii) until his or her position on the Committee is eliminated due to a reduction in the size of the Committee; (iv) until he or she is removed from the Committee; (v) until his or her death; or (vi) until his or her service on the Board terminates. A majority of the members shall constitute a quorum sufficient for the taking of any action by the Committee. The Board shall designate one member of the Committee to serve as the Committee’s chairperson.

III. MEETINGS AND REPORTS

The Committee shall meet at least once annually, or more frequently as circumstances dictate. Special meetings may be convened as the Committee deems necessary or appropriate. The Committee chairperson or any other member of the Committee may call additional meetings of the Committee by notice in accordance with the Company's Bylaws. The Committee may exclude from all or a portion of its meetings any person it deems appropriate in order to carry out its responsibilities. The Committee shall report its activities to the Board on a regular basis, generally at the next succeeding meeting of the Board following a meeting of the Committee. The chairperson of the Committee shall chair meetings of the Committee, set agendas for meetings, and determine the Committee's information needs. In the absence of the Committee chairperson at a duly convened meeting, the Committee shall select a temporary substitute from among its members.

Members of the Committee may participate in a meeting of the Committee by means of telephone conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other. Except in extraordinary circumstances as determined by the chairperson of the Committee, notice shall be delivered to all Committee members at least 48 hours in advance of the scheduled meeting. Minutes of each meeting shall be kept and distributed to the entire Board. The Committee shall cause such minutes and copies of written consents to be filed with the minutes of the meetings of the Board.

The affirmative vote of a majority of the members of the Committee present at the time of such vote shall be required to approve any action of the Committee. Subject to any applicable law or regulation, or the requirements of NASDAQ, any action required or permitted to be taken at a meeting of the Committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the members of the Committee. Such written consent shall have the same force as a unanimous vote of the Committee.

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IV. AUTHORITY AND RESPONSIBILITIES

To carry out its purposes, the Committee shall have the following duties and responsibilities, in addition to any similar matters which may be referred to the Committee from time to time by the Board or which the Committee raises on its own initiative that shall further its purposes:

1. The Committee shall recommend to the Board for approval, oversee the implementation and effectiveness of, recommend modifications as appropriate to, and review Company disclosures concerning, the Company's policies and procedures for identifying and reviewing candidates or nominees for directors, including: (i) the qualifications or criteria for Board nomination to shareholders for election as a director; and (ii) consideration of candidates recommended by shareholders.

2. The Committee shall seek individuals qualified to become Board members for recommendation to the Board, including evaluating persons suggested by shareholders or others, and conduct the appropriate inquiries into the backgrounds and qualifications of possible nominees. The Committee shall determine each proposed nominee's qualifications for service on the Board consistent with qualifications or criteria approved by the Board (including review of incumbent directors for potential re-nomination). The assessment shall include a review of the nominee's judgment, experience, independence, possible conflicts of interest, understanding of the Company's or other related industries, and such other factors as the Committee concludes are pertinent in light of the current needs of the Board. Each nominee should be a person of integrity and be committed to devoting the time and attention necessary to fulfill his or her duties to the Company. Diversity of race, ethnicity, gender and age are important factors in evaluating candidates for Board membership.

3. The Committee shall evaluate the performance of each director before recommending to the Board his or her re-nomination for an additional term as director.

4. The Committee shall review annually with the Board the size of the Board and composition of the Board as a whole, including, whether the Board reflects the appropriate balance of independence, sound judgment, business specialization, technical skills, diversity and other desired qualities, and recommend to the Board any appropriate changes.

5. The Committee shall design, with Company management, an appropriate orientation program for new directors that includes background material, meetings with senior management and visits to Company facilities. The Committee shall also explore, make available, design and provide continuing education opportunities for directors, from time to time.

6. The Committee shall review with the chief executive officer of the Company (“CEO”) and the Board, matters pertaining to management succession as pertains to the CEO and other senior executive positions.

7. The Committee shall periodically review and reassess the adequacy of the Code of Business Conduct and Ethics and recommend any proposed changes to the Board for approval.

8. The Committee shall consider corporate governance issues that arise from time to time, and develop appropriate recommendations and policies for the Board regarding such matters.

9. The Committee shall review on a regular basis the Company’s corporate governance principles and overall corporate governance of the Company and recommend when necessary any proposed changes to the Board for approval.

10. The Committee shall review communications and proposals received from shareholders and recommend to the Board for consideration any appropriate suggestions.

11. During the year, the Committee shall receive input on the performance of the Board, its committees, the Board Chairperson and committee chairpersons, and individual directors, in order to assess the effectiveness of the Board as a whole, each Board committee, the Board Chairperson and committee chairpersons and the contribution of individual directors on a regular basis, from directors and, through the Committee Chairperson, shall discuss the input with the full Board and oversee the full Board's review of its performance and the performance of its committees.

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12. In assisting the Board on ESG matters, the Committee shall, among other things: (i) recommend ESG updates for the Board to ensure the Board is aware of ESG best practices in general and the Company’s ESG profile specifically; (ii) review and evaluate Company programs, policies and practices relating to ESG issues and in order to support the sustainable growth of the Company’s business; (iii) review ESG reporting, guiding on areas of opportunity; (iv) evaluate ESG trends, issues or concerns that could impact the Company’s business activities and performance; and (v) make recommendations to the Board and management regarding how the Company’s business can adjust to these trends.

13. The Committee may form and delegate authority to subcommittees when appropriate.

14. The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes the Committee deems appropriate to the Board for approval.

15. The Committee shall, on an annual basis, evaluate the Committee's composition and conduct a performance evaluation on the Committee’s effectiveness.

16. The Committee shall perform any other activities consistent with this Charter, the Company’s Articles of Incorporation, as amended, ByLaws, as amended, and governing law, as the Committee or the Board deems necessary or appropriate or as expressly delegated to the Committee by the Board from time-to-time.

V. RESOURCES; USE OF ADVISORS

In discharging its role, the Committee is empowered to inquire into any matter it considers appropriate to carry out its responsibilities, with access to all books, records, facilities and personnel of the Company. The Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates and shall have sole authority to approve the search firm's fees and other retention terms. The Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors to assist it in carrying out its activities. The Company shall provide adequate resources to support the Committee's activities, including compensation of the Committee's counsel, consultants and other advisors. The Committee shall keep the Board advised as to the general range of anticipated expenses for outside consultants and experts.

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